Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$170,453,410
Unrealized Gain (Loss) on Market Value of Futures	(260,473,030)
Dividend Income	321,123
Interest Income	2,647,650
ETF Transaction Fees	35,000
Total Income (Loss)	$(87,015,847)

Expenses
General Partner Management Fees	$696,618
Professional Fees	138,012
Brokerage Commissions	197,927
Non-interested Directors' Fees and Expenses	15,891
Prepaid Insurance Expense	11,076
NYMEX License Fee	23,221
SEC & FINRA Registration Expense	2,009
Total Expenses	$1,084,754
Net Income (Loss)	$(88,100,601)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$1,811,527,628
Additions (28,000,000 Shares)	403,146,655
Withdrawals (22,200,000 Shares)	(319,772,586)
Net Income (Loss)	(88,100,601)

Net Asset Value End of Month	$1,806,801,096
Net Asset Value Per Share (126,400,000 Shares)	$14.29

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612